Exhibit 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
OF
SUNCOKE ENERGY, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of SunCoke Energy, Inc. for the fiscal quarter ended March 31, 2021, I, Michael G. Rippey, President and Chief Executive Officer of SunCoke Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.This Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy, Inc. for the periods presented therein.

/s/ Michael G. Rippey
Michael G. Rippey
President and Chief Executive Officer
April 28, 2021